                                                                   EXHIBIT 10.25


FRAMEWORK CONTRACT

concerning the creation/conversion of software products for Siemens Nixdorf Informationssysteme AG between
Siemens Nixdorf Informationssysteme AG
[Region] GE TELECOM, 64347 Griesheim, Im Leuschnerpark 3 - hereinafter referred to as SNI -

and
        SCM Microsysteme GmbH, 85276 Pfaffenhofen

--------------------------------------------------------------------------------

- Contractor -

1.      SUBJECT MATTER OF THE CONTRACT

1.1 SNI shall be entitled, but not obligated, to give the Contractor orders concerning the creation of programs, program specifications or studies or concerning the conversion of programs.

1.2 Contract subject matters, delivery deadlines, prices and other details shall be agreed upon in each of the individual contracts. Otherwise, the following provisions shall apply.

2.      COLLABORATION BETWEEN THE CONTRACTING PARTIES

2.1 SNI shall provide the Contractor with the information necessary to perform the individual contracts. If the Contractor does not believe that the information is adequate, it shall communicate this promptly.

2.2     The Contractor shall do the following for SNI at any time upon request:
        - report in writing concerning the status of work on the subject matter of the contract, - indicate the computer time used, - provide access to its records concerning the work on the subject matter of the contract, - facilitate an exchange of ideas with its employees on the subject matter of the contract at a place to be agreed upon.

2.3 In its work on the subject matter of the contract, the Contractor shall attempt to utilize the state of the art in science and technology to achieve the best possible result. The Contractor shall follow the instructions of SNI in connection with the contract. However, SNI shall not be entitled to give instruction directly to employees of the Contractor.

2.4 Each contracting party shall identify for the other a knowledgeable employee who can provide necessary information concerning the implementation of this contract and either make or initiate decisions.

2.5 If the individual contract is to be viewed as an indirect public contract, SNI shall notify the Contractor in writing at the time of the conclusion of the contract. In such a case, the Contractor shall subject itself to the provisions of


NOTE:

Language indicated as being shown by strike out in the typeset document, or manually struck-through, is enclosed in brackets " [ " and " ] " in the electronic format.

        public price law (VO PR [Price Law Regulations] 30/53) and the price audit.

[3.      COMPUTER TIME *)

3.1 SNI shall provide the Contractor with computer time to the extent stipulated in the individual contract on an appropriate data processing facility for testing the subject matter of the contract.

3.2 Required computer times shall be agreed upon with SNI in writing as early as possible.]

*)      Not applicable if no computer time is required


*)      Not applicable if no computer time is required

H37-D4744-N31 Framework contract conc. creation/conv. of software products for SNI A'090 9 90 507

NOTE:

Language indicated as being shown by strike out in the typeset document, or manually struck-through, is enclosed in brackets " [ " and " ] " in the electronic format.

4.      RIGHTS TO THE SUBJECT MATTER OF THE CONTRACT

4.1 When created and in their respective state of processing, the subject matter of the contract and the appurtenant records shall be the property of SNI. The Contractor shall retain the records for SNI until their delivery. SNI shall hold the exclusive transferrable right to modify the subject matter of the contract and the appurtenant records as well as to use them or publish or exploit them in a form which it has processed.

4.2 In contracts with its employees, the Contractor shall ensure that the rights set forth in section 4.1 are held exclusively and without chronological limitation by SNI and are not affected by an end to the contracts between the Contractor and its employees. The Contractor shall impose an obligation in accordance with sentence 1 upon other third parties participating in the implementation.

5.      ACCEPTANCE, GUARANTEE

5.1 After all records belonging to the subject matter of the contract have been properly delivered to SNI, SNI shall perform the acceptance test for the subject matter of the contract. If defects are detected, the Contractor shall promptly remedy them at no charge and make the subject matter of the contract available once again for acceptance. SNI shall then perform the acceptance test again.

5.2 The Contractor shall announce the making available of the subject matter of the contract for acceptance in writing no later than one week in advance. If, after it is made available, SNI does not accept the subject matter of the contract for a reason other than a defect, the subject matter of the contract shall be deemed to be accepted two months after being made available for acceptance.

5.3 Defects complained of in writing by SNI within a guaranteed period of 12 months following acceptance of the subject matter of the contract shall be remedied promptly at no charge by the Contractor.

5.4 If defects in the subject matter of the contract are attributable to circumstances for which SNI is responsible, the Contractor shall remedy them at SNI's request at reasonable prices and terms to be agreed upon.

6.      COMPENSATION

6.1 The stipulated compensation shall constitute settlement of all services to be rendered by the Contractor.

6.2 If compensation on a time basis is agreed upon, the proof of performance shall be provided on the basis of records which the Contractor shall coordinate with SNI in each instance in advance.

6.3 The Contractor's travel and lodging expenses shall be refunded if employees of the Contractor take trips for reasons for which the Contractor is not responsible and at the express request of SNI or if the computer time stated in section 3.1 of the contract is made available on a data processing facility which is over 30 kilometers from the location named therein. In such cases, the following shall be refunded following deduction of possible prepaid value-added tax sums:

        federal railway system      in consultation with SNI and upon
                                    presentation of appropriate records

        aircraft                    tourist class, in each instance upon
                                    presentation of appropriate records

        mileage reimbursement       in accordance with the guidelines set by the
                                    tax authorities

        lump-sum lodging allowance in accordance with the guidelines set by the tax authorities (in consultation with SNI, higher lodging costs will also be reimbursed upon presentation of appropriate records).

        In each instance, the Contractor shall coordinate the details of trips and events with SNI, for example, scheduling and the use of an automobile in lieu of the federal railway systems or aircraft.

6.4 The Contractor shall send SNI invoices in a timely manner in advance for the respective payments which are due; the invoices shall list the travel costs/lodging costs and the respective value-added tax.

7.      IMPOSSIBILITY OF PERFORMANCE OF CONTRACT BY CONTRACTOR, INCREASE IN
        PAYMENT

7.1 If the Contractor believes that it is prevented from performing the individual contract as a result of circumstances (regardless of the type), it shall promptly notify SNI in writing. If the Contractor is not responsible for the circumstances which prevent performance, the contracting parties shall agree upon a reasonable postponement of the stipulated deadlines. If prompt notification is not made, the Contractor may not later invoke such circumstances.

7.2     If the Contractor believes that instructions by SNI pursuant to section
        2.3 or other circumstances for which SNI is responsible will lead to an increased expenditure of labor or computer time, it shall notify SNI promptly in writing. The parties shall then agree upon a reasonable increase in the compensation or the computer time which is made available. If prompt notification is not made, the Contractor may not later claim an increase in compensation or increase of computer time which is made available.

8.      INTRODUCTION AND MAINTENANCE OF THE SUBJECT MATTER OF THE CONTRACT *)

        At the request of SNI, the Contractor shall provide support in preparing for use of the subject matter of the contract and shall assume maintenance of the subject matter of the contract. To the extent that such services are not included in the services to be rendered under the contract without separate compensation, the contracting parties shall agree upon reasonable compensation.

9.      ISSUANCE OF SUBCONTRACTS, CONFIDENTIALITY, DATA PROTECTION

9.1 The Contractor shall assign the contractual services to freelance employees or other third parties only with the prior written consent of SNI; otherwise it shall perform using its own employees. In the case of non-German employees, the Contractor shall document the existence of the necessary work permit.

9.2 The Contractor shall use all information, documents and other aids which it receives in connection with the contract solely for the purpose of performing the contract. As long as and to the extent that they have not become generally known or SNI has not consented to dissemination in writing in advance, the Contractor shall treat the information and records, the conclusion of the contract and the subject matter and contents of the duties assumed confidential vis-a-vis parties other than the third party participating in the performance of section 9.1.
        These duties shall remain in effect after the end of the contract.

9.3 Any exchange of opinions concerning the subject matter of the contract between the Contractor and customers of SNI shall, in each individual instance, require the prior written consent of SNI.

9.4 To the extent that, in its work on the subject matter of the contract, the Contractor has to process personal data, the Contractor shall observe the data confidentiality protection statutes, agree upon measures with SNI concerning data security and enable SNI to inform itself concerning compliance with its agreement.

9.5     The Contractor shall impose an obligation in accordance with sections
        9.2 through 9.4 on those employees from its operation who participates in the implementation of the contract and on third parties participating in the implementation of the contract.

10.     SURRENDER OF DOCUMENTS

        The Contractor shall surrender all records and other aids, including copies, which it received or created in connection with the contract by no later than acceptance or, to the extent that it needs them in order to satisfy any guarantee duties, promptly after the end of the guarantee period.

11.     ASSIGNMENT OF CLAIMS

        The Contractor may assign its claims against SNI only if SNI has consented in writing. SNI shall refuse consent only for good cause.

*)      Inapplicable in the case of program specification/studies

12.     TERMINATION

        [This framework contract shall take effect on ..... and may be terminated in writing by either contracting party upon notice of three months effective at the end of the calendar month. The provisions of the framework contract shall remain valid after the end thereof with regard to individual contracts which were previously concluded in the scope of applicability of the framework contract.]

13.     COLLATERAL AGREEMENTS

        Collateral agreements must be in writing.


Siemens Nixdorf Informationssysteme AG      Pfaffenhofen  12/23/96
Siemens Nixdorf Informationssysteme AG      SCM MICROSYSTEMS GmbH
Im Leuschnerpark 3
64347 Griesheim
/s/                                         /s/
---------------------------------------     ------------------------------------
                                            Bernd Meier
                                            General Manager



NOTE:

Language indicated as being shown by strike out in the typeset document, or manually struck-through, is enclosed in brackets " [ " and " ] " in the electronic format.